UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 9, 2021

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130	P.O. Box 634	Cranbury	New Jersey	08512
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code	609 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FCCY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2021 (the “Commencement Date”), 1st Constitution Bancorp (the “Company”), 1st Constitution Bank (the “Bank”) and Stephen J. Gilhooly, Senior Vice President and Chief Financial Officer of the Company and the Bank, entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement has a twelve-month term commencing on the Commencement Date. On the first anniversary of the Commencement Date and each anniversary thereafter, the Employment Agreement will be automatically extended for one additional year, unless either the Board of Directors of the Company (the “Board”) or Mr. Gilhooly advises the other, in writing, at least 90 days prior to the anniversary of the Commencement Date, that the Employment Agreement will no longer be extended. The Employment Agreement terminates and replaces a prior Letter Agreement with Mr. Gilhooly dated and entered into effective as of January 31, 2014.

Under the Employment Agreement, Mr. Gilhooly is entitled to an annual base salary of $250,000, or at such higher rate as established by the Board, and to participate in the Company’s equity plans offered to senior officers and key management at levels determined by the Compensation Committee of the Board. Mr. Gilhooly is also entitled to participate in the employee benefit plans offered to employees generally and which include executive employees.

The Employment Agreement provides that if Mr. Gilhooly’s employment terminates due to death or Disability (as defined in the Employment Agreement), Mr. Gilhooly (or his estate) is entitled to receive his base salary through his date of termination (or in the event of death, through the last day of the calendar month in which death occurred). In the event the Employment Agreement is terminated by the Company or the Bank without Just Cause (as defined in the Employment Agreement), Mr. Gilhooly is entitled to receive, as a severance benefit, an amount equal to his annual base salary. However, if such termination occurs within 18 months following a Change in Control (as defined in the Employment Agreement) for reasons other than death, Disability, or Just Cause, or if Mr. Gilhooly terminates his employment for Good Reason (as defined in the Employment Agreement) during such 18-month period, then Mr. Gilhooly is entitled to receive, as severance benefit, a lump sum amount equal to 150% of his annual unreduced base salary, which is payable within ten (10) days after such termination.

In addition, the Employment Agreement contains standard confidentiality and customary non-competition provisions.

The foregoing summary description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Employment Agreement, dated February 9, 2021, by and among 1st Constitution Bancorp, 1st Constitution Bank and Stephen J. Gilhooly.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: February 11, 2021	By:	/s/ ROBERT F. MANGANO
	Name:	Robert F. Mangano
	Title:	President and Chief Executive Officer

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